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                                                                Exhibit 99(g)(1)


CUSTODY AGREEMENT

Agreement made as of this 22nd day of March, 1999, between KELMOORE STRATEGIC TRUST, a Delaware business trust organized and existing under the laws of the State of Delaware, having its principal office and place of business at 2471 E. Bayshore Road, Palo Alto, California 94303 (hereinafter called the "Trust"), and THE BANK OF NEW YORK, a New York corporation authorized to do a banking business, having its principal office and place of business at One Wall Street, New York, New York 10286 (hereinafter called the "Custodian").

W I T N E S S E T H :

WHEREAS, pursuant to the Services Agreement (as hereinafter defined) between First Data Investors Services Group ("FDISG") and the Trust, FDISG (a) has agreed to perform certain administrative functions which may include the functions of administrator, transfer agent and accounting agent and (b) has been appointed by the Trust to act as its agent in respect of certain transactions contemplated in this Agreement;

NOW, THEREFORE, in consideration of the mutual promises hereinafter set forth, the Trust and the Custodian agree as follows:

ARTICLE I

DEFINITIONS

Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the following meanings:

1. "Administrator" shall mean FDISG and such successors or permitted assigns as may succeed and perform its duties under the Services Agreement.

2. "Services Agreement" shall mean that certain separate agreement entitled "Services Agreement" dated as of March , 1999 between the Trust and FDISG.

3. "Book-Entry System" shall mean the Federal Reserve/Treasury book-entry system for United States and federal agency securities, its successor or successors and its nominee or nominees.

4. "Call Option" shall mean an exchange traded option with respect to Securities other than Stock Index Options entitling the holder, upon timely exercise and payment of the exercise price, as specified therein, to purchase from the writer thereof the specified underlying Securities.

5. "Certificate" shall mean any notice, instruction, or other instrument in writing, authorized or required by this Agreement to be given to the Custodian which is actually received by the Custodian and signed on behalf of the Trust by any two Officers and, provided the Custodian has received from the Trust resolutions substantially in the form of Exhibit D hereto, the term Certificate shall also include Instructions communicated to the Custodian.

6. "Clearing Member" shall mean a registered broker-dealer which is a clearing member under the rules of O.C.C. and a member of a national securities exchange qualified to act as a custodian, or any broker-dealer reasonably believed by the Custodian to be such a clearing member.

7. "Collateral Account" shall mean a segregated account so denominated which is specifically allocated to a Series and pledged to the Custodian as security for, and in consideration of, the Custodian's issuance of (a) any Put Option guarantee letter or similar document described in paragraph 3 of Article V herein, or (b) any receipt described in Article V herein.

8. "Covered Call Option" shall mean an exchange traded option entitling the holder, upon timely exercise and payment of the exercise price, as specified therein, to purchase from the writer thereof the specified underlying Securities which are owned by the writer thereof and subject to appropriate restrictions.

9. "Depository" shall mean The Depository Trust Company ("DTC"), a clearing agency registered with the Securities and Exchange Commission, its successor or successors and its nominee or nominees. The term "Depository" shall further mean and include any other person authorized to act as a depository under the
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Investment Company Act of 1940, its successor or successors and its nominee or nominees, specifically identified in a certified copy of a resolution of the Trust's Trustees specifically approving deposits therein by the Custodian.

10. "Instructions" shall mean instructions communications transmitted by electronic or telecommunications media including S.W.I.F.T., computer-to-computer interface, dedicated transmission line, facsimile transmission signed by an Officer and tested telex.

11. "Margin Account" shall mean a segregated account in the name of a broker, dealer, or Clearing Member, or in the name of the Trust for the benefit of a broker, dealer, or Clearing Member, or otherwise, in accordance with an agreement between the Trust, the Custodian and a broker, dealer, or Clearing Member (a "Margin Account Agreement"), separate and distinct from the custody account, in which certain Securities and/or money of the Trust shall be deposited and withdrawn from time to time in connection with such transactions as the Trust may from time to time determine. Securities held in the Book-Entry System or the Depository shall be deemed to have been deposited in, or withdrawn from, a Margin Account upon the Custodian's effecting an appropriate entry in its books and records.

12. "Money Market Security" shall be deemed to include, without limitation, debt obligations issued or guaranteed as to interest and principal by the government of the United States or agencies or instrumentalities thereof, commercial paper, certificates of deposit and bankers' acceptances, repurchase agreements with respect to the same and bank time deposits, where the purchase and sale of such securities normally requires settlement in federal funds on the same day as such purchase or sale.

13. "O.C.C." shall mean the Options Clearing Corporation, a clearing agency registered under Section 17A of the Securities Exchange Act of 1934, its successor or successors, and its nominee or nominees.

14. "Officers" shall be deemed to include the President, any Vice President, the Secretary, the Clerk, the Treasurer, the Controller, any Assistant Secretary, any Assistant Clerk, any Assistant Treasurer, and any other person or persons, including officers or employees of the Administrator, whether or not any such other person is an officer of the Trust, duly authorized by the Trustees of the Trust to execute any Certificate, instruction, notice or other instrument on behalf of the Trust and listed in the Certificate annexed hereto as Appendix A or such other Certificate as may be received by the Custodian from time to time.

15. "Option" shall mean a Covered Call Option and/or a Put Option.

16. "Oral Instructions" shall mean verbal instructions actually received by the Custodian from an Officer or from a person reasonably believed by the Custodian to be an Officer.

17. "Put Option" shall mean an exchange traded option with respect to Securities other than Stock Index Options, entitling the holder, upon timely exercise and tender of the specified underlying Securities, to sell such Securities to the writer thereof for the exercise price.

18. "Security" shall be deemed to include, without limitation, Money Market Securities, Call Options, Put Options, Repurchase Agreements, common stocks and other securities having characteristics similar to common stocks, bonds, debentures, notes, mortgages or other obligations, and any certificates, receipts, warrants or other instruments representing rights to receive, purchase, sell or subscribe for the same, or evidencing or representing any other rights or interest therein, or any property or assets, provided the same are primarily cleared and settled within the United States.

19. "Series" shall mean the various portfolios, if any, of the Trust as described from time to time in the current and effective prospectus for the Trust and listed on Appendix B hereto as amended from time to time.
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20. "Shares" shall mean the shares of beneficial interest of the Trust, each of which is, in the case of a Trust having Series, allocated to a particular
Series.

ARTICLE II

APPOINTMENT OF CUSTODIAN

1. The Trust hereby constitutes and appoints the Custodian as custodian of the Securities and money at any time owned by the Trust during the period of this Agreement.

2. The Custodian hereby accepts appointment as such custodian and agrees to perform the duties thereof as hereinafter set forth.

ARTICLE III

CUSTODY OF CASH AND SECURITIES

1. Except as otherwise provided in paragraph 7 of this Article and the Trust will deliver or cause to be delivered to the Custodian all Securities and all money owned by it, at any time during the period of this Agreement, and shall specify with respect to such Securities and money the Series to which the same are specifically allocated. The Custodian shall segregate, keep and maintain the assets of the Series separate and apart. The Custodian will not be responsible for any Securities and money not actually received by it. The Custodian will be entitled to reverse any credits made on the Trust's behalf where such credits have been previously made and money is not finally collected. The Trust shall deliver to the Custodian a certified resolution of the Board of Trustees of the Trust, substantially in the form of Exhibit A hereto, approving, authorizing and instructing the Custodian on a continuous and on-going basis to deposit in the Book-Entry System, in accordance with Rule 17f-4 under the Investment Company Act of 1940, as amended, all Securities eligible for deposit therein, regardless of the Series to which the same are specifically allocated and to utilize the Book-Entry System to the extent possible in connection with its performance hereunder, including, without limitation, in connection with settlements of purchases and sales of Securities, and deliveries and returns of Securities collateral. Prior to a deposit of Securities specifically allocated to a Series in the Depository, the Trust shall deliver to the Custodian a certified resolution of the Trustees of the Trust, substantially in the form of Exhibit B hereto, approving, authorizing and instructing the Custodian on a continuous and ongoing basis until instructed to the contrary by a Certificate actually received by the Custodian to deposit in the Depository, in accordance with Rule 17f-4 under the Investment Company Act of 1940, as amended, all Securities specifically allocated to such Series eligible for deposit therein, and to utilize the Depository to the extent possible with respect to such Securities in connection with its performance hereunder, including, without limitation, in connection with settlements of purchases and sales of Securities and deliveries and returns of Securities collateral. Securities and money deposited in either the Book-Entry System or the Depository will be represented in accounts which include only assets held by the Custodian for customers, including, but not limited to, accounts in which the Custodian acts in a fiduciary or representative capacity and will be specifically allocated on the Custodian's books to the separate account for the applicable Series. Prior to the Custodian's accepting, utilizing and acting with respect to Clearing Member confirmations for Options and transactions in Options for a Series as provided in this Agreement, the Custodian shall have received a certified resolution of the Trust's Trustees, substantially in the form of Exhibit C hereto, approving, authorizing and instructing the Custodian on a continuous and on-going basis, until instructed to the contrary by a Certificate actually received by the Custodian, to accept, utilize and act in accordance with such confirmations as provided in this Agreement with respect to such Series.
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2. The Custodian shall establish and maintain separate accounts, in the name of each Series, and shall credit to the separate account for each Series all money received by it for the account of the Trust with respect to such Series. Money credited to a separate account for a Series shall be disbursed by the Custodian only:

(a) as hereinafter provided;

(b) pursuant to Certificates setting forth the name and address of the person to whom the payment is to be made, the Series account from which payment is to be made and the purpose for which payment is to be made; or

(c) in payment of the fees and in reimbursement of the expenses and liabilities of the Custodian attributable to such Series.

3. Promptly after the close of business on each day, the Custodian shall furnish the Administrator with confirmations and a summary, on a per Series basis, of all transfers to or from the account of the Trust for a Series, either hereunder or with any co-custodian or sub-custodian appointed in accordance with this Agreement during said day. Where Securities are transferred to the account of the Trust for a Series, the Custodian shall also by book-entry or otherwise identify as belonging to such Series a quantity of Securities in a fungible bulk of Securities registered in the name of the Custodian (or its nominee) or shown on the Custodian's account on the books of the Book-Entry System or the Depository. At least monthly and from time to time, the Custodian shall furnish the Administrator with a detailed statement, on a per Series basis, of the Securities and money held by the Custodian for the Trust.

4. Except as otherwise provided in paragraph 7 of this Article, all Securities held by the Custodian hereunder, which are issued or issuable only in bearer form, except such Securities as are held in the Book-Entry System, shall be held by the Custodian in that form; all other Securities held hereunder may be registered in the name of the Trust, in the name of any duly appointed registered nominee of the Custodian as the Custodian may from time to time determine, or in the name of the Book-Entry System or the Depository or their successor or successors, or their nominee or nominees. The Trust agrees to furnish or cause to be furnished to the Custodian appropriate instruments to enable the Custodian to hold or deliver in proper form for transfer, or to register in the name of its registered nominee or in the name of the Book-Entry System or the Depository any Securities which it may hold hereunder and which may from time to time be registered in the name of the Trust. The Custodian shall hold all such Securities specifically allocated to a Series which are not held in the Book-Entry System or in the Depository in a separate account in the name of such Series physically segregated at all times from those of any other person or persons.

5. Except as otherwise provided in this Agreement and unless otherwise instructed to the contrary by a Certificate, the Custodian by itself, or through the use of the Book-Entry System or the Depository with respect to Securities held hereunder and therein deposited, shall with respect to all Securities held for the Trust hereunder in accordance with preceding paragraph 4:

(a) collect all income due or payable;

(b) present for payment and collect the amount payable upon such Securities which are called, but only if either (i) the Custodian receives a written notice of such call, or (ii) notice of such call appears in one or more of the publications listed in Appendix C annexed hereto, which may be amended at any time by the Custodian without the prior notification or consent of the Trust;

(c) present for payment and collect the amount payable upon all Securities which mature;

(d) surrender Securities in temporary form for definitive Securities;

(e) execute, as custodian, any necessary declarations or certificates of ownership under the Federal Income Tax Laws or the laws or regulations of any other taxing authority now or hereafter in effect; and
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(f) hold directly, or through the Book-Entry System or the Depository with respect to Securities therein deposited, for the account of a Series, all rights and similar securities issued with respect to any Securities held by the Custodian for such Series hereunder.

6. Upon receipt of a Certificate and not otherwise, the Custodian, directly or through the use of the Book-Entry System or the Depository, shall:

(a) execute and deliver to such persons as may be designated in such Certificate proxies, consents, authorizations, and any other instruments whereby the authority of the Trust as owner of any Securities held by the Custodian hereunder for the Series specified in such Certificate may be exercised;

(b) deliver any Securities held by the Custodian hereunder for the Series specified in such Certificate in exchange for other Securities or cash issued or paid in connection with the liquidation, reorganization, refinancing, merger, consolidation or recapitalization of any corporation, or the exercise of any conversion privilege and receive and hold hereunder specifically allocated to such Series any cash or other Securities received in exchange;

(c) deliver any Securities held by the Custodian hereunder for the Series specified in such Certificate to any protective committee, reorganization committee or other person in connection with the reorganization, refinancing, merger, consolidation, recapitalization or sale of assets of any corporation, and receive and hold hereunder specifically allocated to such Series such certificates of deposit, interim receipts or other instruments or documents as may be issued to it to evidence such delivery;

(d) make such transfers or exchanges of the assets of the Series specified in such Certificate, and take such other steps as shall be stated in such Certificate to be for the purpose of effectuating any duly authorized plan of liquidation, reorganization, merger, consolidation or recapitalization of the Trust; and

(e) present for payment and collect the amount payable upon Securities not described in preceding paragraph 5(b) of this Article which may be called as specified in the Certificate.

7. Notwithstanding any provision elsewhere contained herein, the Custodian shall not be required to obtain possession of any instrument or certificate representing any Option until after it shall have determined, or shall have received a Certificate from the Trust stating, that any such instruments or certificates are available. The Trust shall deliver to the Custodian such a Certificate no later than the business day preceding the availability of any such instrument or certificate. Prior to such availability, the Custodian shall comply with Section 17(f) of the Investment Company Act of 1940, as amended, in connection with the purchase, sale, settlement, closing-out or writing of Options by making payments or deliveries specified in Certificates received by the Custodian in connection with any such purchase, sale, writing, settlement or closing-out upon its receipt from a broker or dealer of a statement or confirmation reasonably believed by the Custodian to be in the form customarily used by brokers or dealers with respect to such Options confirming that such Security is held by such broker or dealer in book-entry form or otherwise, in the name of the Custodian (or any nominee of the Custodian) as custodian for the Trust, provided, however, that notwithstanding the foregoing, payments to or deliveries from the Margin Account and payments with respect to Securities to which a Margin Account relates, shall be made in accordance with the terms and conditions of the Margin Account Agreement. Whenever any such instruments or certificates are available, the Custodian shall, notwithstanding any provision in this Agreement to the contrary, make payment for any Option for which such instruments or such certificates are available only against the delivery to the Custodian of such instrument or such certificate, and deliver any Option for which such instruments or such certificates are available only against receipt by the Custodian of payment therefor. Any such instrument or
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certificate delivered to the Custodian shall be held by the Custodian hereunder in accordance with, and subject to, the provisions of this Agreement.

ARTICLE IV

PURCHASE AND SALE OF INVESTMENTS OF THE TRUST OTHER THAN OPTIONS

1. Promptly after each purchase of Securities by the Trust, other than a purchase of an Option, the Trust shall deliver or cause the Administrator to deliver to the Custodian (i) with respect to each purchase of Securities which are not Money Market Securities, a Certificate, and (ii) with respect to each purchase of Money Market Securities, a Certificate or Oral Instructions, specifying with respect to each such purchase: (a) the Series to which such Securities are to be specifically allocated; (b) the name of the issuer and the title of the Securities; (c) the number of shares or the principal amount purchased and accrued interest, if any; (d) the date of purchase and settlement;
(e) the purchase price per unit; (f) the total amount payable upon such purchase; (g) the name of the person from whom or the broker through whom the purchase was made, and the name of the clearing broker, if any; and (h) the name of the broker to whom payment is to be made. The Custodian shall, upon receipt of Securities purchased by or for the Trust, pay to the broker specified in the Certificate out of the money held for the account of such Series the total amount payable upon such purchase, provided that the same conforms to the total amount payable as set forth in such Certificate or Oral Instructions.

2. Promptly after each sale of Securities by the Trust, other than a sale of any Option, the Trust shall deliver or cause the Administrator to deliver to the Custodian (i) with respect to each sale of Securities which are not Money Market Securities, a Certificate, and (ii) with respect to each sale of Money Market Securities, a Certificate or Oral Instructions, specifying with respect to each such sale: (a) the Series to which such Securities were specifically allocated;
(b) the name of the issuer and the title of the Security; (c) the number of shares or principal amount sold, and accrued interest, if any; (d) the date of sale; (e) the sale price per unit; (f) the total amount payable to the Trust upon such sale; (g) the name of the broker through whom or the person to whom the sale was made, and the name of the clearing broker, if any; and (h) the name of the broker to whom the Securities are to be delivered. The Custodian shall deliver the Securities specifically allocated to such Series to the broker specified in the Certificate against payment upon receipt of the total amount payable to the Trust upon such sale, provided that the same conforms to the total amount payable as set forth in such Certificate or Oral Instructions.

ARTICLE V

OPTIONS

1. Whenever the Trust writes a Covered Call Option, the Trust shall deliver or cause the Administrator to deliver to the Custodian a Certificate specifying with respect to such Covered Call Option: (a) the Series for which such Covered Call Option was written; (b) the name of the issuer and the title and number of shares for which the Covered Call Option was written and which underlie the same; (c) the expiration date; (d) the exercise price; (e) the premium to be received by the Trust; (f) the date such Covered Call Option was written; and
(g) the name of the Clearing Member through whom the premium is to be received. The Custodian shall deliver or cause to be delivered, in exchange for receipt of the premium specified in the Certificate with respect to such Covered Call Option, such receipts as are required in accordance with the customs prevailing among Clearing Members dealing in Covered Call Options and shall impose, or direct the Depository to impose, upon the underlying Securities specified in the Certificate specifically allocated to such Series such restrictions as may be required by such receipts. Notwithstanding the foregoing, the Custodian has the
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right, upon prior written notification to the Trust, at any time to refuse to issue any receipts for Securities in the possession of the Custodian and not deposited with the Depository underlying a Covered Call Option.

2. Whenever a Covered Call Option written by the Trust and described in the preceding paragraph of this Article is exercised, the Trust shall deliver or cause the Administrator to deliver to the Custodian a Certificate instructing the Custodian to deliver, or to direct the Depository to deliver, the Securities subject to such Covered Call Option and specifying: (a) the Series for which such Covered Call Option was written; (b) the name of the issuer and the title and number of shares subject to the Covered Call Option; (c) the Clearing Member to whom the underlying Securities are to be delivered; and (d) the total amount payable to the Trust upon such delivery. Upon the return and/or cancellation of any receipts delivered pursuant to paragraph 6 of this Article, the Custodian shall deliver, or direct the Depository to deliver, the underlying Securities as specified in the Certificate against payment of the amount to be received as set forth in such Certificate.

3. Whenever the Trust writes a Put Option, the Trust shall deliver or cause the Administrator to deliver to the Custodian a Certificate specifying with respect to such Put Option: (a) the Series for which such Put Option was written; (b) the name of the issuer and the title and number of shares for which the Put Option is written and which underlie the same; (c) the expiration date; (d) the exercise price; (e) the premium to be received by the Trust; (f) the date such Put Option is written; (g) the name of the Clearing Member through whom the premium is to be received and to whom a Put Option guarantee letter is to be delivered; and (h) the amount of cash and/or the amount and kind of Securities specifically allocated to such Series to be deposited into the Collateral Account for such Series. The Custodian shall, after making the deposits into the Collateral Account specified in the Certificate, issue a Put Option guarantee letter substantially in the form utilized by the Custodian on the date hereof, and deliver the same to the Clearing Member specified in the Certificate against receipt of the premium specified in said Certificate. Notwithstanding the foregoing, the Custodian shall be under no obligation to issue any Put Option guarantee letter or similar document if it is unable to make any of the representations contained therein.

4. Whenever a Put Option written by the Trust and described in the preceding paragraph is exercised, the Trust shall deliver or cause the Administrator to deliver to the Custodian a Certificate specifying: (a) the Series to which such Put Option was written; (b) the name of the issuer and title and number of shares subject to the Put Option; (c) the Clearing Member from whom the underlying Securities are to be received; (d) the total amount payable by the Trust upon such delivery; and (e) the amount of cash and/or the amount and kind of Securities specifically allocated to such Series to be withdrawn from the Collateral Account for such Series. Upon the return and/or cancellation of any Put Option guarantee letter or similar document issued by the Custodian in connection with such Put Option, the Custodian shall pay out of the money held for the account of the Series to which such Put Option was specifically allocated the total amount payable to the Clearing Member specified in the Certificate as set forth in such Certificate against delivery of such Securities, and shall make the withdrawals specified in such Certificate.

5. Whenever the Trust purchases any Option identical to a previously written Option described in paragraphs 1 or 3 of this Article in a transaction expressly designated as a "Closing Purchase Transaction" in order to liquidate its position as a writer of an Option, the Trust shall deliver or cause the Administrator to deliver to the Custodian a Certificate specifying with respect to the Option being purchased: (a) that the transaction is a Closing Purchase Transaction; (b) the Series for which the Option was written; (c) the name of the issuer and the title and number of shares subject to the Option, or, in the
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case of a Stock Index Option, the stock index to which such Option relates and the number of Options held; (d) the exercise price; (e) the premium to be paid by the Trust; (f) the expiration date; (g) the type of Option (put or call); (h) the date of such purchase; (i) the name of the Clearing Member to whom the premium is to be paid; and (j) the amount of cash and/or the amount and kind of Securities, if any, to be withdrawn from the Collateral Account, or a specified Margin Account, for such Series. Upon the Custodian's payment of the premium and the return and/or cancellation of any receipt issued pursuant to paragraphs 1 or 3 of this Article with respect to the Option being liquidated through the Closing Purchase Transaction, the Custodian shall remove, or direct the Depository to remove, the previously imposed restrictions on the Securities underlying the Call Option.

6. Upon the expiration, exercise or consummation of a Closing Purchase Transaction with respect to any Option purchased or written by the Trust and described in this Article, the Custodian shall delete such Option from the statements delivered to the Trust pursuant to paragraph 3 of Article III herein, and upon the return and/or cancellation of any receipts issued by the Custodian, shall make such withdrawals from the Collateral Account and the Margin Account as may be specified in a Certificate received in connection with such expiration, exercise, or consummation.

ARTICLE VI

CONCERNING MARGIN ACCOUNTS AND COLLATERAL ACCOUNTS

1. The Custodian shall make deliveries or payments from a Margin Account to the broker, dealer, or Clearing Member in whose name, or for whose benefit, the account was established as specified in the Margin Account Agreement.

2. Amounts received by the Custodian as payments or distributions with respect to Securities deposited in any Margin Account shall be dealt with in accordance with the terms and conditions of the Margin Account Agreement.

3. The Custodian shall have a continuing lien and security interest in and to any property at any time held by the Custodian in any Collateral Account described herein. In accordance with applicable law the Custodian may enforce its lien and realize on any such property whenever the Custodian has made payment or delivery pursuant to any Put Option guarantee letter or similar document or any receipt issued hereunder by the Custodian. In the event the Custodian should realize on any such property net proceeds which are less than the Custodian's obligations under any Put Option guarantee letter or similar document or any receipt, such deficiency shall be a debt owed the Custodian by the Trust within the scope of Article IX herein.

4. On each business day the Custodian shall furnish the Trust with a statement with respect to each Margin Account in which money or Securities are held specifying as of the close of business on the previous business day: (a) the name of the Margin Account; (b) the amount and kind of Securities held therein; and (c) the amount of money held therein. The Custodian shall make available upon request to any broker or dealer specified in the name of a Margin Account a copy of the statement furnished the Trust with respect to such Margin Account.

5. Promptly after the close of business on each business day in which cash and/or Securities are maintained in a Collateral Account for any Series, the Custodian shall furnish the Administrator with a statement with respect to such Collateral Account specifying the amount of cash and/or the amount and kind of Securities held therein. No later than the close of business next succeeding the delivery to the Trust of such statement, the Trust shall deliver or cause the Administrator to deliver to the Custodian a Certificate specifying the then market value of the Securities described in such statement. In the event such then market value is indicated to be less than the Custodian's obligation with respect to any outstanding Put Option guarantee letter or similar document, the Trust shall promptly specify or cause the Administrator to promptly specify in a
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Certificate the additional cash and/or Securities to be deposited in such
Collateral Account to eliminate such deficiency.

ARTICLE VII

PAYMENT OF DIVIDENDS OR DISTRIBUTIONS

1. The Trust shall deliver or cause the Administrator to deliver to the Custodian a copy of the resolution of the Board of Trustees of the Trust, certified by the Secretary, the Clerk, any Assistant Secretary or any Assistant Clerk, either (i) setting forth with respect to the Series specified therein the date of the declaration of a dividend or distribution, the date of payment thereof, the record date as of which shareholders entitled to payment shall be determined, the amount payable per Share of such Series to the shareholders of record as of that date and the total amount payable to the dividend agent and any sub-dividend agent or co-dividend agent of the Trust on the payment date, or
(ii) authorizing with respect to the Series specified therein the declaration of dividends and distributions on a daily basis and authorizing the Custodian to rely on Oral Instructions or a Certificate setting forth the date of the declaration of such dividend or distribution, the date of payment thereof, the record date as of which shareholders entitled to payment shall be determined, the amount payable per Share of such Series to the shareholders of record as of that date and the total amount payable to the dividend agent on the payment date.

2. Upon the payment date specified in such resolution, Oral Instructions or Certificate, as the case may be, the Custodian shall pay out of the money held for the account of each Series the total amount payable to the dividend agent and any sub-dividend agent or co-dividend agent of the Trust with respect to such Series.

ARTICLE VIII

SALE AND REDEMPTION OF SHARES

1. Whenever the Trust shall sell any Shares, it shall deliver or cause the Administrator to deliver to the Custodian a Certificate duly specifying:

(a) the Series, the number of Shares sold, trade date, and price; and

(b) the amount of money to be received by the Custodian for the sale of such Shares and specifically allocated to the separate account in the name of such Series.

2. Upon receipt of such money from the transfer agent, the Custodian shall credit such money to the separate account in the name of the Series for which such money was received.

3. Upon issuance of any Shares of any Series described in the foregoing provisions of this Article, the Custodian shall pay, out of the money held for the account of such Series, all original issue or other taxes, if any, required to be paid by the Trust in connection with such issuance upon the receipt of a Certificate specifying the amount to be paid.

4. Except as provided hereinafter, whenever the Trust desires the Custodian to make payment out of the money held by the Custodian hereunder in connection with a redemption of any Shares, it shall deliver or cause the Administrator to deliver to the Custodian a Certificate specifying:

(a) the number and Series of Shares redeemed; and

(b) the amount to be paid for such Shares.

5. Upon receipt from the transfer agent of an advice setting forth the Series and number of Shares received by the transfer agent for redemption and that such Shares are in good form for redemption, the Custodian shall make payment to the transfer agent out of the money held in the separate account in the name of the Series the total amount specified in the Certificate delivered pursuant to the foregoing paragraph 4 of this Article.

6. Notwithstanding the above provisions regarding the redemption of any Shares, whenever any Shares are redeemed pursuant to any check redemption privilege which may from time to time be offered by the Trust, the Custodian, unless otherwise instructed by a Certificate, shall, upon receipt of an advice from the Trust or its agent setting forth that the redemption is in good form for redemption in accordance with the check redemption procedure, honor the check presented as part of such check redemption privilege out of the money held in the separate account of the Series of the Shares being redeemed.

ARTICLE IX

OVERDRAFTS OR INDEBTEDNESS

1. If the Custodian should in its sole discretion advance funds on behalf of any Series which results in an overdraft because the money held by the Custodian in the separate account for such Series shall be insufficient to pay the total amount payable upon a purchase of Securities specifically allocated to such Series, as set forth in a Certificate or Oral Instructions, or which results in an overdraft in the separate account of such Series for some other reason, or if the Trust is for any other reason indebted to the Custodian with respect to a Series, including any indebtedness to The Bank of New York under the Trust's Cash Management and Related Services Agreement, if any, (except a borrowing for investment or for temporary or emergency purposes using Securities as collateral pursuant to a separate agreement and subject to the provisions of paragraph 2 of this Article), such overdraft or indebtedness shall be deemed to be a loan made by the Custodian to the Trust for such Series payable on demand and shall bear interest from the date incurred at a rate per annum (based on a 360-day year for the actual number of days involved) equal to 1/2% over Custodian's prime commercial lending rate in effect from time to time, such rate to be adjusted on the effective date of any change in such prime commercial lending rate but in no event to be less than 6% per annum, or at such other rate per annum, if any, as the Trust and the Custodian may agree upon in writing from time to time. In addition, the Trust hereby agrees that the Custodian shall have a continuing lien and security interest in and to any property specifically allocated to such Series at any time held by it for the benefit of such Series or in which the Trust may have an interest which is then in the Custodian's possession or control or in possession or control of any third party acting in the Custodian's behalf. The Trust authorizes the Custodian, in its sole discretion, at any time to charge any such overdraft or indebtedness together with interest due thereon against any balance of account standing to such Series' credit on the Custodian's books. In addition, the Trust hereby covenants that on each business day on which either it intends to borrow from a third party, or which next succeeds a business day on which at the close of business the Trust had outstanding such a borrowing, it shall prior to 9 a.m., New York City time, advise the Custodian, in writing, of each such borrowing, shall specify the Series to which the same relates, and shall not incur any indebtedness not so specified other than from the Custodian.

2. The Trust will cause to be delivered to the Custodian by any bank (including, if the borrowing is pursuant to a separate agreement, the Custodian) from which it borrows money for investment or for temporary or emergency purposes using Securities held by the Custodian hereunder as collateral for such borrowings, a notice or undertaking in the form currently employed by any such bank setting forth the amount which such bank will loan to the Trust against delivery of a stated amount of collateral. The Trust shall promptly deliver to the Custodian a Certificate specifying with respect to each such borrowing: (a) the Series to which such borrowing relates; (b) the name of the bank, (c) the amount and terms of the borrowing, which may be set forth by incorporating by reference an attached promissory note, duly endorsed by the Trust, or other loan agreement,
(d) the time and date, if known, on which the loan is to be entered into, (e) the date on which the loan becomes due and payable, (f) the total amount payable to the Trust on the borrowing date, (g) the market value of Securities to be delivered as collateral for such loan, including the name of the issuer, the title and the number of shares or the principal amount of any particular Securities, and (h) a statement specifying whether such loan is for investment purposes or for temporary or emergency purposes and that such loan is in conformance with the Investment Company Act of 1940 and the Trust's prospectus. The Custodian shall deliver on the borrowing date specified in a Certificate the specified collateral and the executed promissory note, if any, against delivery by the lending bank of the total amount of the loan payable, provided that the same conforms to the total amount payable as set forth in the Certificate. The Custodian may, at the option of the lending bank, keep such collateral in its possession, but such collateral shall be subject to all rights therein given the lending bank by virtue of any promissory note or loan agreement. The Custodian shall deliver such Securities as additional collateral as may be specified in a Certificate to collateralize further any transaction described in this paragraph. The Trust shall cause all Securities released from collateral status to be returned directly to the Custodian, and the Custodian shall receive from time to time such return of collateral as may be tendered to it. In the event that the Trust fails to specify in a Certificate the Series, the name of the issuer, the title and number of shares or the principal amount of any particular Securities to be delivered as collateral by the Custodian, the Custodian shall not be under any obligation to deliver any Securities.

ARTICLE X

INSTRUCTIONS

1. With respect to any software provided by the Custodian to the Trust in order for the Trust to transmit Instructions to the Custodian (the "Software"), the Custodian grants to the Trust a personal, nontransferable and nonexclusive license to use the Software solely for the purpose of transmitting Instructions to, and receiving communications from, the Custodian in connection with its account(s). The Trust shall use the Software solely for its own internal and proper business purposes, and not in the operation of a service bureau, and agrees not to sell, reproduce, lease or otherwise provide, directly or indirectly, the Software or any portion thereof to any third party without the prior written consent of the Custodian. The Trust acknowledges that the Custodian and its suppliers have title and exclusive proprietary rights to the Software, including any trade secrets or other ideas, concepts, know how, methodologies, or information incorporated therein and the exclusive rights to any copyrights, trademarks and patents (including registrations and applications for registration of either) or statutory or legal protections available with respect thereof. The Trust further acknowledges that all or a part of the Software may be copyrighted or trademarked (or a registration or claim made therefor) by the Custodian or its suppliers. The Trust shall not take any action with respect to the Software inconsistent with the foregoing acknowledgments, nor shall the Trust attempt to decompile, reverse engineer or modify the Software. The Trust may not copy, sell, lease or provide, directly or indirectly, any of the Software or any portion thereof to any other person or entity without the Custodian's prior written consent. The Trust may not remove any statutory copyright notice, or other notice including the software or on any media containing the Software. The Trust shall reproduce any such notice on any reproduction of the Software and shall add statutory copyright notice or other notice to the Software or media upon the Bank's request. Custodian agrees to provide reasonable training, instruction manuals and access to Custodian's "help desk" in connection with the Trust's user support necessary to use of the Software. At the Trust's request, Custodian agrees to permit reasonable testing of the Software by the Trust.

2. The Trust shall obtain and maintain at its own cost and expense all equipment and services, including but not limited to communications services, necessary for it to utilize the Software and transmit Instructions to the Custodian. The Custodian shall not be responsible for the reliability, compatibility with the Software or availability of any such equipment or services or the performance or nonperformance by any nonparty to this Custody Agreement.

3. The Trust acknowledges that the Software, all data bases made available to the Trust by utilizing the Software (other than data bases relating solely to the assets of the Trust and transactions with respect thereto), and any proprietary data, processes, information and documentation (other than which are or become part of the public domain or are legally required to be made available to the public) (collectively, the "Information"), are the exclusive and confidential property of the Custodian. The Trust shall keep the Information confidential by using the same care and discretion that the Trust uses with respect to its own confidential property and trade secrets and shall neither make nor permit any disclosure without the prior written consent of the Custodian. Upon termination of this Agreement or the Software license granted hereunder for any reason, the Trust shall return to the Custodian all copies of the Information which are in its possession or under its control or which the Trust distributed to third parties. The provisions of this Article shall not affect the copyright status of any of the Information which may be copyrighted and shall apply to all Information whether or not copyrighted.

4. The Custodian reserves the right to modify, at its own expense, the Software from time to time without prior notice and the Trust shall install new releases of the Software as the Custodian may direct. The Trust agrees not to modify or attempt to modify the Software without the Custodian's prior written consent. The Trust acknowledges that any modifications to the Software, whether by the Trust or the Custodian and whether with or without the Custodian's consent, shall become the property of the Custodian.

5. The Custodian and its manufacturers and suppliers make no warranties or representations of any kind with regard to the Software or the method(s) by which the Trust may transmit Instructions to the Custodian, express or implied, including but not limited to any implied warranties of merchantability or fitness for a particular purpose.

6. EXPORT RESTRICTIONS. EXPORT OF THE SOFTWARE IS PROHIBITED BY UNITED STATES LAW. THE TRUST AGREES THAT IT WILL NOT UNDER ANY CIRCUMSTANCES RESELL, DIVERT, TRANSFER, TRANSSHIP OR OTHERWISE DISPOSE OF THE SOFTWARE (IN ANY FORM) IN OR TO ANY OTHER COUNTRY. IF THE CUSTODIAN DELIVERS THE SOFTWARE TO THE TRUST OUTSIDE THE UNITED STATES, THE SOFTWARE WAS EXPORTED FROM THE UNITED STATES IN ACCORDANCE WITH EXPORT ADMINISTRATIVE REGULATIONS. DIVERSION CONTRARY TO U.S. LAWS PROHIBITED. The Trust hereby authorizes Custodian to report its name and address to government agencies to which Custodian is required to provide such information by law.

7. Where the method for transmitting Instructions by the Trust involves an automatic systems acknowledgment by the Custodian of its receipt of such Instructions, then in the absence of such acknowledgment the Custodian shall not be liable for any failure to act pursuant to such Instructions, the Trust may not claim that such Instructions were received by the Custodian, and the Trust shall deliver a Certificate by some other means.

8. (a) The Trust agrees that where it delivers to the Custodian Instructions hereunder, it shall be the Trust's sole responsibility to ensure that only persons duly authorized by the Trust transmit such Instructions to the Custodian. The Trust will cause all persons transmitting Instructions to the Custodian to treat applicable user and authorization codes, passwords and authentication keys with extreme care, and irrevocably authorizes the Custodian to act in accordance with and rely upon Instructions received by it pursuant hereto.

(b) The Trust hereby represents, acknowledges and agrees that it is fully informed of the protections and risks associated with the various methods of transmitting Instructions to the Custodian and that there may be more secure methods of transmitting instructions to the Custodian than the method(s) selected by the Trust. The Trust hereby agrees that the security procedures (if any) to be followed in connection with the Trust's transmission of Instructions provide to it a commercially reasonable degree of protection in light of its particular needs and circumstances.

9. The Trust hereby represents, warrants and covenants to the Custodian that this Agreement has been duly approved by a resolution of its Board of Trustees, and that its transmission of Instructions pursuant hereto shall at all times comply with the Investment Company Act.

10. The Trust shall notify the Custodian of any errors, omissions or interruptions in, or delay or unavailability of, its ability to send Instructions as promptly as practicable, and in any event within 24 hours after the earliest of (i) discovery thereof, (ii) the business day on which discovery should have occurred through the exercise of reasonable care and (iii) in the case of any error, the date of actual receipt of the earliest notice which reflects such error, it being agreed that discovery and receipt of notice may only occur on a business day. The Custodian shall promptly advise the Trust whenever the Custodian learns of any errors, omissions or interruption in, or delay or unavailability of, the Trust's ability to send Instructions.

11. Custodian will indemnify and hold harmless the Trust with respect to any liability, damages, loss or claim incurred by or brought against Trust by reason any claim or infringement against any patent, copyright, license or other property right arising out or by reason of the Trust's use of the Software in the form provided under this Section. Custodian at its own expense will defend such action or claim brought against Trust to the extent that it is based on a claim that the Software in the form provided by Custodian infringes any patents, copyrights, license or other property right, provided that Custodian is provided with reasonable written notice of such claim, provided that the Trust has not settled, compromised or confessed any such claim without the Custodian's written consent, in which event Custodian shall have no liability or obligation hereunder, and provided Trust cooperates with and assists Custodian in the defense of such claim. Custodian shall have the right to control the defense of all such claims, lawsuits and other proceedings. If, as a result of any claim of infringement against any patent, copyright, license or other property right, Custodian is enjoined from using the Software, or if Custodian believes that the System is likely to become the subject of a claim of infringement, Custodian at its option may in its sole discretion either (a) at its expenses procure the right for the Trust to continue to use the Software, or (b), replace or modify the Software so as to make it non-infringing, or (c) discontinue the license granted herein upon written notice to the Trust.

ARTICLE XI

CONCERNING THE CUSTODIAN

1. Except as hereinafter provided neither the Custodian nor its nominee shall be liable for any loss or damage, including reasonable counsel fees, resulting from its action or omission to act or otherwise, either hereunder or under any Margin Account Agreement, except for any such loss or damage arising out of its own negligence or willful misconduct. The Custodian agrees to indemnify and hold harmless the Trust and Trust's Trustees and officers to the extent described below against any loss as a result of any breach or violation of this Agreement by the Custodian or its officers, employees and agents or its nominees, resulting from their negligence or willful misconduct. The Custodian may, with respect to questions of law arising hereunder or under any Margin Account Agreement, apply for and obtain the advice and opinion of counsel to the Trust, or of its own counsel, at the expense of the Trust, and shall be fully protected with respect to anything done or omitted by it in good faith in conformity with such advice or opinion. The Custodian shall be liable to the Trust for any loss or damage resulting from the use of the Book-Entry System or any Depository arising by reason of any negligence or willful misconduct on the part of the Custodian or any of its employees or agents. Notwithstanding the foregoing, or any other provision contained in this Agreement, in no event shall the Custodian be liable to the Trust, its Trustees or officers, or any third party, for special, indirect or consequential damages, or lost profits or loss of business, arising under or in connection with this Agreement, even if previously informed of the possibility of such damages and regardless of the form of action.

2. Without limiting the generality of the foregoing, the Custodian shall be under no obligation to inquire into, and shall not be liable for:

(a) the validity of the issue of any Securities purchased, sold, or written by or for the Trust, the legality of the purchase, sale or writing thereof, or the propriety of the amount paid or received therefor;

(b) the legality of the sale or redemption of any Shares, or the propriety of the amount to be received or paid therefor;

(c) the legality of the declaration or payment of any dividend by the Trust;

(d) the legality of any borrowing by the Trust using Securities as collateral;

(e) the sufficiency or value of any amounts of money and/or Securities held in any Margin Account or Collateral Account in connection with transactions by the Trust. In addition, the Custodian shall be under no duty or obligation to see that any broker, dealer or Clearing Member makes payment to the Trust of any variation margin payment or similar payment which the Trust may be entitled to receive from such broker, dealer or Clearing Member, to see that any payment received by the Custodian from any broker, dealer or Clearing Member is the amount the Trust is entitled to receive, or to notify the Trust of the Custodian's receipt or non-receipt of any such payment.

3. The Custodian shall not be liable for, or considered to be the Custodian of, any money, whether or not represented by any check, draft, or other instrument for the payment of money, received by it on behalf of the Trust until the Custodian actually receives and collects such money directly or by the final crediting of the account representing the Trust's interest at the Book-Entry System or the Depository.

4. The Custodian shall have no responsibility and shall not be liable for ascertaining or acting upon any calls, conversions, exchange offers, tenders, interest rate changes or similar matters relating to Securities held in the Depository, unless the Custodian shall have actually received timely notice from the Depository. In no event shall the Custodian have any responsibility or liability for the failure of the Depository to collect, or for the late collection or late crediting by the Depository of any amount payable upon Securities deposited in the Depository which may mature or be redeemed, retired, called or otherwise become payable. However, upon receipt of a Certificate from the Trust of an overdue amount on Securities held in the Depository the Custodian shall make a claim against the Depository on behalf of the Trust, except that the Custodian shall not be under any obligation to appear in, prosecute or defend any action, suit or proceeding in respect to any Securities held by the Depository which in its opinion may involve it in expense or liability, unless indemnity satisfactory to it against all expense and liability be furnished as often as may be required.

5. The Custodian shall not be under any duty or obligation to take action to effect collection of any amount due to the Trust from the transfer agent of the Trust nor to take any action to effect payment or distribution by the transfer agent of the Trust of any amount paid by the Custodian to the transfer agent of the Trust in accordance with this Agreement.

6. The Custodian shall not be under any duty or obligation to take action to effect collection of any amount if the Securities upon which such amount is payable are in default, or if payment is refused after due demand or presentation, unless and until (i) it shall be directed to take such action by a Certificate and (ii) it shall be assured to its satisfaction of reimbursement of its costs and expenses in connection with any such action.

7. The Custodian may appoint one or more banking institutions as Depository or Depositories, as Sub-Custodian or Sub-Custodians, or as Co-Custodian or Co-Custodians of Securities and money at any time owned by the Trust, upon such terms and conditions as may be approved in a Certificate or contained in an agreement executed by the Custodian, the Trust and the appointed institution.

8. The Custodian shall not be under any duty or obligation (a) to ascertain whether any Securities at any time delivered to, or held by, it for the account of the Trust and specifically allocated to a Series are such as properly may be held by the Trust or such Series under the provisions of its then current prospectus, or (b) to ascertain whether any transactions by the Trust, whether or not involving the Custodian, are such transactions as may properly be engaged in by the Trust.

9. The Trust shall pay to the Administrator fees for custodian services (including custodian services rendered hereunder by the Custodian) in accordance with the Service Agreement. The Custodian's payment for services rendered hereunder, including reimbursement for out-of-pocket expenses (collectively, its "Compensation"), is set forth in a separate agreement between the Custodian and the Administrator. The Trust represents that the Administrator has agreed to pay such Compensation promptly upon receipt of statements therefor, and hereby directs the Custodian to (i) send all statements for Compensation to its attention care of the Administrator at the following address: FDISG Services, Inc., 3200 Horizon Drive, King of Prussia, PA 19406-0903, Attention: Mr. Elmer Gardner, Senior Vice President, and (ii) accept all payments made by the Administrator in the Trust's name as if such payments were made directly by the Trust. Should the Administrator fail to pay or remit such Compensation to the Custodian within 20 days of the date the same is due and payable, Custodian shall notify the Trust. If such payment or remittance is not received from the Administrator within 15 days of such notice, then the Custodian will be entitled to debit the custody account of the appropriate Series directly for such Compensation.

10. The Custodian shall be entitled to rely upon any Certificate, notice or other instrument in writing received by the Custodian and reasonably believed by the Custodian to be a Certificate. The Custodian shall be entitled to rely upon any Oral Instructions actually received by the Custodian. The Trust agrees to forward or cause the Administrator to forward to the Custodian a Certificate or facsimile thereof confirming such Oral Instructions in such manner so that such Certificate or facsimile thereof is received by the Custodian, whether by hand delivery, telecopier or other similar device, or otherwise, by the close of business of the same day that such Oral Instructions are given to the Custodian. The Trust agrees that the fact that such confirming instructions are not received by the Custodian shall in no way affect the validity of the transactions or enforceability of the transactions hereby authorized by the Trust. The Trust agrees that the Custodian shall incur no liability to the Trust in acting upon Oral Instructions given to the Custodian hereunder concerning such transactions provided such instructions reasonably appear to have been received from an Officer.

11. The Custodian shall be entitled to rely upon any instrument, instruction or notice received by the Custodian and reasonably believed by the Custodian to be given in accordance with the terms and conditions of any Margin Account Agreement. Without limiting the generality of the foregoing, the Custodian shall be under no duty to inquire into, and shall not be liable for, the accuracy of any statements or representations contained in any such instrument or other notice including, without limitation, any specification of any amount to be paid to a broker, dealer or Clearing Member.

12. The books and records pertaining to the Trust which are in the possession of the Custodian shall be the property of the Trust. Such books and records shall be prepared and maintained as required by the Investment Company Act of 1940, as amended, and other applicable securities laws and rules and regulations. The Trust, or the Trust's authorized representatives, shall have access to such books and records during the Custodian's normal business hours. Upon the reasonable request of the Trust, copies of any such books and records shall be provided by the Custodian to the Trust or the Trust's authorized representative, and the Trust shall reimburse the Custodian its expenses of providing such copies. Upon reasonable request of the Trust, the Custodian shall provide in hard copy or on micro-film, whichever the Custodian elects, any records included in any such delivery which are maintained by the Custodian on a computer disc, or are similarly maintained, and the Trust shall reimburse the Custodian for its expenses of providing such hard copy or micro-film.

13. The Custodian shall provide the Trust with any report obtained by the Custodian on the system of internal accounting control of the Book-Entry System, the Depository or O.C.C., and with such reports on its own systems of internal accounting control as the Trust may reasonably request from time to time.

14. The Trust agrees to indemnify the Custodian against and save the Custodian harmless from all liability, claims, losses and demands whatsoever, including attorney's fees, howsoever arising or incurred because of or in connection with this Agreement, including the Custodian's payment or non-payment of checks pursuant to paragraph 6 of Article VIII as part of any check redemption privilege program of the Trust, except for any such liability, claim, loss and demand arising out of the Custodian's own negligence or willful misconduct. Should the Trust fail to pay or remit to the Custodian amounts to which the Custodian is actually entitled under this paragraph 14 within 20 days of the date the same is due and payable, the Custodian shall notify the Trust. If such payment or remittance is not received from the Trust within 15 days of such notice, then the Custodian will be entitled to debit the custody account of the appropriate Series directly for such amounts. For any legal proceeding giving rise to the indemnification set forth above in this paragraph, the Trust shall be entitled to defend or prosecute any claim in the name of the Custodian at its own expense and through counsel of its own choosing reasonably acceptable to the Custodian if it gives written notice to the Custodian within ten (10) business days of receiving notice from Custodian of such claim. Notwithstanding the foregoing, the Custodian may participate in the litigation at its own expense and with counsel of its own choosing.

15. Subject to the foregoing provisions of this Agreement, the Custodian may deliver and receive Securities, and receipts with respect to such Securities, and arrange for payments to be made and received by the Custodian in accordance with the customs prevailing from time to time among brokers or dealers in such Securities. When the Custodian is instructed to deliver Securities against payment, delivery of such Securities and receipt of payment therefor may not be completed simultaneously. The Trust assumes all responsibility and liability for all credit risks involved in connection with the Custodian's delivery of Securities pursuant to Certificates or instructions of the Trust or the Administrator which responsibility and liability shall continue until final payment in full has been received by the Custodian.

16. In the event the Custodian is advised by the Trust that the Trust is no longer utilizing the services of the Administrator, then the Custodian shall furnish or give to the Trust the statements or notices described above as to be furnished or given to the Administrator.

17. The Custodian shall have no duties or responsibilities whatsoever except such duties and responsibilities as are specifically set forth in this Agreement, and no covenant or obligation shall be implied in this Agreement against the Custodian. Without limiting the generality of the foregoing, the Custodian shall have no duties or responsibilities by reason of any terms or provisions in the Services Agreement, and if such Services Agreement shall cease to be in effect the Custodian shall have no additional duties hereunder.

ARTICLE XII

TERMINATION

1. Either of the parties hereto may terminate this Agreement by giving to the other party a notice in writing specifying the date of such termination, which shall be not less than ninety (90) days after the date of giving of such notice, provided, however, that if such notice is sent by the Trust and recites that it is being given contemporaneously with a termination of the Services Agreement, such notice may specify any date of termination selected by the Trust. In the event such notice is given by the Trust, it shall be accompanied by a copy of a resolution of the Board of Trustees of the Trust, certified by the Secretary, the Clerk, any Assistant Secretary or any Assistant Clerk, electing to terminate this Agreement and designating a successor custodian or custodians, each of which shall be a bank or trust company having not less than $2,000,000 aggregate capital, surplus and undivided profits. In the event such notice is given by the Custodian the Trust shall, on or before the termination date, deliver to the Custodian a copy of a resolution of the Board of Trustees of the Trust, certified by the Secretary, the Clerk, any Assistant Secretary or any Assistant Clerk, designating a successor custodian or custodians. In the absence of such designation by the Trust, the Custodian may designate a successor custodian which shall be a bank or trust company having not less than $2,000,000 aggregate capital, surplus and undivided profits. Upon the date set forth in such notice this Agreement shall terminate, and the Custodian shall upon receipt of a notice of acceptance by the successor custodian on that date deliver directly to the successor custodian all Securities and money then owned by the Trust and held by it as Custodian, after deducting all fees, expenses and other amounts for the payment or reimbursement of which it shall then be entitled.

2. If a successor custodian is not designated by the Trust or the Custodian in accordance with the preceding paragraph, the Trust shall upon the date specified in the notice of termination of this Agreement and upon the delivery by the Custodian of all Securities (other than Securities held in the Book-Entry System which cannot be delivered to the Trust) and money then owned by the Trust be deemed to be its own custodian and the Custodian shall thereby be relieved of all duties and responsibilities pursuant to this Agreement, other than the duty with respect to Securities held in the Book Entry System which cannot be delivered to the Trust to hold such Securities hereunder in accordance with this Agreement.

ARTICLE XIII

MISCELLANEOUS

1. Annexed hereto as Appendix A is a Certificate signed by two of the present Officers of the Trust under its seal, setting forth the names and the signatures of the present Officers. The Trust agrees to furnish to the Custodian a new Certificate in similar form in the event that any such present Officer ceases to be an Officer or in the event that other or additional Officers are elected or appointed. Until such new Certificate shall be received, the Custodian shall be fully protected in acting under the provisions of this Agreement upon Oral Instructions or signatures of the present Officers as set forth in the last delivered Certificate.

2. Any notice or other instrument in writing, authorized or required by this Agreement to be given to the Custodian, shall be sufficiently given if addressed to the Custodian and mailed or delivered to it at its offices at 90 Washington Street, New York, New York 10286, or at such other place as the Custodian may from time to time designate in writing.

3. Any notice or other instrument in writing, authorized or required by this Agreement to be given to the Trust shall be sufficiently given if addressed to the Trust and mailed or delivered to it at its office at the address for the Trust first above written, or at such other place as the Trust may from time to time designate in writing, and any notice or other instrument in writing authorized or required to be given to the Administrator shall be sufficiently given if addressed to the Administrator at such address as the Administrator may from time to time designate in writing.

4. This Agreement may not be amended or modified in any manner except by a written agreement executed by both parties with the same formality as this Agreement and approved by a resolution of the Trustees of the Trust.

5. This Agreement shall extend to and shall be binding upon the parties hereto, and their respective successors and assigns; provided, however, that this Agreement shall not be assignable by the Trust without the written consent of the Custodian, or by the Custodian without the written consent of the Trust, authorized or approved by a resolution of the Trust's Trustees.

6. This Agreement shall be construed in accordance with the laws of the State of New York without giving effect to conflict of laws principles thereof. Each party hereby consents to the jurisdiction of a state or federal court situated in New York City, New York in connection with any dispute arising hereunder and hereby waives its right to trial by jury.

7. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but such counterparts shall, together, constitute only one instrument.

8. The assets of a particular Series of the Trust shall under no circumstances be charged with liabilities attributable to any other Series of the Trust, and all persons extending credit to, or contracting with or having any claim against a particular Series of the Trust shall look only to the assets of that particular Series for payment of such credit, contract or claim and not to any of the Trustees, shareholders, officers, employees or agents of the Trust.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective Officers, thereunto duly authorized and their respective seals to be hereunto affixed, as of the day and year first above written.

KELMOORE STRATEGIC TRUST

[SEAL]                                  By: Matthew Kelmon

Attest:


THE BANK OF NEW YORK
[SEAL]                                  By: Jorge E. Ramos, VP

Attest:


APPENDIX A

I, Matthew Kelmon, President and I, Norman H. Moore, Jr., Secretary of KELMOORE STRATEGIC TRUST, a Delaware business trust (the "Trust"), do hereby certify that:

The following individuals including officers and employees of the Administrator have been duly authorized by the Trustees of the Trust in conformity with the Trust's Declaration of Trust and By-Laws to give Certificates or Oral

Instructions on behalf of the Trust, and the signatures set forth opposite their respective names are their true and correct signatures:

Name
Signature
Matthew Kelmon
Norman H. Moore, Jr.


APPENDIX B

Kelmoore Strategy Covered Option Fund

APPENDIX C

I, Nicholas A Deliso, a Vice President with THE BANK OF NEW YORK do hereby designate the following publications:

The Bond Buyer
Depository Trust Company Notices
Financial Daily Card Service
JJ Kenney Municipal Bond Service
London Financial Times
New York Times
Standard & Poor's Called Bond Record
Wall Street Journal


EXHIBIT A

CERTIFICATION

The undersigned, Matthew Kelmon, hereby certifies that he or she is the duly elected and acting President of KELMOORE STRATEGIC TRUST, a Delaware business trust (the "Trust"), and further certifies that the following resolution was adopted by the Board of Trustees of the Trust at a meeting duly held on March 22, 1999, at which a quorum was at all times present and that such resolution has not been modified or rescinded and is in full force and effect as of the date hereof.


RESOLVED, that The Bank of New York, as Custodian pursuant to a Custody Agreement between The Bank of New York and the Trust dated as of March 22, 1999, (the "Custody Agreement") is authorized and instructed on a continuous and ongoing basis to deposit in the Book-Entry System, as defined in the Custody Agreement and in accordance with Rule 17f-4 under the 1940 Act, all securities eligible for deposit therein, regardless of the Series to which the same are specifically allocated, and to utilize the Book-Entry System to the extent possible in connection with its performance thereunder, including, without limitation, in connection with settlements of purchases and sales of securities and deliveries and returns of securities collateral.

IN WITNESS WHEREOF, I have hereunto set my hand and the seal of KELMOORE STRATEGIC TRUST, as of the 22nd day of March, 1999.

[SEAL]                                  Matthew Kelmon, President


EXHIBIT B

CERTIFICATION

The undersigned, Matthew Kelmon, hereby certifies that he or she is the duly elected and acting President of KELMOORE STRATEGIC TRUST, a Delaware business trust (the "Trust"), and further certifies that the following resolution was adopted by the Board of Trustees of the Trust at a meeting duly held on March 22, 1999, at which a quorum was at all times present and that such resolution has not been modified or rescinded and is in full force and effect as of the date hereof.

RESOLVED, that The Bank of New York, as Custodian pursuant to a Custody Agreement between The Bank of New York and the Trust dated as of March 22, 1999, (the "Custody Agreement") is authorized and instructed on a continuous and ongoing basis until such time as it receives a Certificate, as defined in the Custody Agreement, to the contrary to deposit in the Depository, as defined in the Custody Agreement and in accordance with Rule 17f-4 under the 1940 Act, all securities eligible for deposit therein, regardless of the Series to which the same are specifically allocated, and to utilize the Depository to the extent possible in connection with its performance thereunder, including, without limitation, in connection with settlements of purchases and sales of securities, and deliveries and returns of securities collateral.

IN WITNESS WHEREOF, I have hereunto set my hand and the seal of KELMOORE STRATEGIC TRUST, as of the 22nd day of March, 1999.


[SEAL]                                          Matthew Kelmon, President


EXHIBIT B-1

CERTIFICATION

The undersigned, Matthew Kelmon, hereby certifies that he or she is the duly elected and acting President of KELMOORE STRATEGIC TRUST, a Delaware business trust (the "Trust"), and further certifies that the following resolution was adopted by the Board of Trustees of the Trust at a meeting duly held on March 22, 1999, at which a quorum was at all times present and that such resolution has not been modified or rescinded and is in full force and effect as of the date hereof.


RESOLVED, that The Bank of New York, as Custodian pursuant to a Custody Agreement between The Bank of New York and the Trust dated as of March 22, 1999, (the "Custody Agreement") is authorized and instructed on a continuous and ongoing basis until such time as it receives a Certificate, as defined in the Custody Agreement, to the contrary to deposit in the Participants Trust Company as Depository, as defined in the Custody Agreement and in accordance with Rule 17f-4 under the 1940 Act, all securities eligible for deposit therein, regardless of the Series to which the same are specifically allocated, and to utilize the Participants Trust Company to the extent possible in connection with its performance thereunder, including, without limitation, in connection with settlements of purchases and sales of securities, and deliveries and returns of securities collateral.


IN WITNESS WHEREOF, I have hereunto set my hand and the seal of KELMOORE STRATEGIC TRUST, as of the 22nd day of March, 1999.


[SEAL]                                          Matthew Kelmon, President


EXHIBIT C

CERTIFICATION

The undersigned, Matthew Kelmon, hereby certifies that he or she is the duly elected and acting President of KELMOORE STRATEGIC TRUST, a Delaware business trust (the "Trust"), and further certifies that the following resolution was adopted by the Board of Trustees of the Trust at a meeting duly held on March 22, 1999, at which a quorum was at all times present and that such resolution has not been modified or rescinded and is in full force and effect as of the date hereof.

RESOLVED, that The Bank of New York, as Custodian pursuant to a Custody Agreement between The Bank of New York and the Trust dated as of

March 22, 1999, (the "Custody Agreement") is authorized and instructed on a continuous and ongoing basis until such time as it receives a Certificate, as defined in the Custody Agreement, to the contrary, to accept, utilize and act with respect to Clearing Member confirmations for Options and transaction in Options, regardless of the Series to which the same are specifically allocated, as such terms are defined in the Custody Agreement, as provided in the Custody Agreement.


IN WITNESS WHEREOF, I have hereunto set my hand and the seal of KELMOORE STRATEGIC TRUST, as of the 22nd day of March, 1999.


[SEAL]                                          Matthew Kelmon, President


EXHIBIT D

The undersigned, Matthew Kelmon, hereby certifies that he or she is the duly elected and acting President of KELMOORE STRATEGIC TRUST, a Delaware business trust (the "Trust"), further certifies that the following resolutions were adopted by the Board of Trustees of the Trust at a meeting duly held on March 22, 1999, at which a quorum was at all times present and that such resolutions have not been modified or rescinded and are in full force and effect as of the date hereof.

RESOLVED, that The Bank of New York, as Custodian pursuant to the Custody Agreement between The Bank of New York and the Trust dated as of March 22, 1999 (the "Custody Agreement") is authorized and instructed on a continuous and ongoing basis to act in accordance with, and to rely on Instructions (as defined in the Custody Agreement).

RESOLVED, that the Trust shall establish access codes and grant use of such access codes only to Officers of the Trust as defined in the Custody Agreement, shall establish internal safekeeping procedures to safeguard and protect the confidentiality and availability of user and access codes, passwords and authentication keys, and shall use Instructions only in a manner that does not contravene the Investment Company Act of 1940, as amended, or the rules and regulations thereunder.

IN WITNESS WHEREOF, I have hereunto set my hand and the seal of KELMOORE STRATEGIC TRUST, as of the 22nd day of March, 1999.


[SEAL]                                          Matthew Kelmon, President